EXHIBIT 99.1
Selected Financial Data
      The following table sets forth our summary consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock dividends described below. The summary interim consolidated financial data have been derived from our unaudited consolidated financial statements. Our unaudited consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
     The per share amounts shown below have been retroactively adjusted to reflect the 5% stock dividend which was paid on September 29, 2006 to stockholders of record on September 20, 2006 (see note (4) below). Since the stock dividend was appropriately reflected in our September 30, 2006 and 2005 financial statements in our quarterly report on Form 10-Q for the quarter ended September 30, 2006 as filed on November 14, 2006, we have not presented the September 30, 2006 and 2005 information herein.
     Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the six-month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2006. You should read the following summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K/A filed on November 24, 2006 and in our Quarterly Report on Form 10-Q/A for the period ended June 30, 2006 filed on November 22, 2006.

	Year Ended December 31,
	2005	2004	2003	2002	2001
	Restated(1)	Restated(1)
Statement of Operations Data:
Revenues(2),(5)	$478,427	$498,860	$529,385	$503,078	$447,382
Income (loss) from continuing operations	42,585	4,462	(16,132)	(31,819)	21,200
Income (loss) from discontinued operations	3,034	2,689	522	25	(537)
Extraordinary item	6,766	—	—	—	—
Net income (loss)	52,385	7,151	(15,610)	(31,794)	20,663
Per basic common share(4):
Income (loss) from continuing operations	$0.92	$0.10	$(0.36)	$(0.75)	$0.56
Income (loss) from discontinued operations	0.06	0.06	0.01	—	(0.01)
Income from extraordinary item	0.15	—	—	—	—
Net income (loss) applicable to common shares	$1.13	$0.16	$(0.35)	$(0.75)	$0.55
Per diluted common share(4):
Income (loss) from continuing operations	$0.86	$0.10	$(0.36)	$(0.75)	$0.47
Income (loss) from discontinued operations	0.06	0.06	0.01	—	(0.01)
Income from extraordinary item	0.14	—	—	—	—
Net income (loss) applicable to common shares	$1.06	$0.16	$(0.35)	$(0.75)	$0.46

Cash distributions declared per common share(4)	$1.47	$1.40	$1.33	$1.27	$1.21

	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2006	2005	2004	2003	2002	2001
	Restated(1)	Restated(1)	Restated(1)
Balance Sheet Data:
Current assets	$305,389	$319,099	$242,124	$314,741	$376,815	$515,727
Total assets	584,296	603,552	535,927	628,212	707,270	688,903
Current liabilities	156,196	128,100	119,835	173,086	184,384	141,629
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	170,604	277,613	279,800	299,977	307,028	225,415
Noncurrent employee benefits, deferred income taxes, minority interest and other long-term liabilities	174,822	168,773	225,509	201,624	193,561	208,501
Stockholders’ equity (deficit)	82,674	29,066	(89,217)	(46,475)	22,297	113,358

	For the Three Months Ended				For the Six Months Ended
	30-Jun-06	30-Jun-05	31-Mar-06	31-Mar-05	30-Jun-06	30-Jun-05
	Restated (1)	Restated (1)	Restated (1)	Restated (1)	Restated (1)	Restated (1)
	(dollars in thousands, except for per share amounts)
Statement of Operations Data:
Revenues (3)	$113,355	$113,113	$117,704	$104,173	$231,059	$217,286
Income (loss) from continuing operations	(2,709)	11,348	10,013	9,193	7,303	20,541
Income (loss) from discontinued operations	—	—	—	3,034	—	3,034
Net income (loss)	(2,709)	11,348	10,013	12,227	7,303	23,575
Per basic common share (4):
Income (loss) from continuing operations	$(0.05)	$0.25	$0.18	$0.20	$0.13	$0.44
Income from discontinued operations	—	—	—	0.07	—	0.07
Net income (loss) applicable to common shares	$(0.05)	$0.25	$0.18	$0.27	$0.13	$0.51
Per diluted common share (4):
Income (loss) from continuing operations	$(0.05)	$0.23	$0.17	$0.18	$0.13	$0.42
Income from discontinued operations	—	—	—	0.07	—	0.07
Net income (loss) applicable to common shares	$(0.05)	$0.23	$0.17	$0.25	$0.13	$0.49

Cash distributions declared per common share (4)	$0.38	$0.36	$0.38	$0.36	$0.76	$0.73

(1)	Amounts previously reported have been restated to correct an error in the computation of the debt discount amortization created by the embedded derivative and the beneficial conversion feature associated with the Company’s 5% variable interest senior convertible notes due 2011 issued in the fourth quarter of 2004 and the first half of 2005 and as a result of the retrospective application of the Financial Accounting Standards Board’s Emerging Issues Task Force Issue No. 05-8, “Income Tax Effects of Issuing Convertible Debt with Beneficial Conversion Feature.” The restatement adjustments affected the Company’s previously reported interest expense, the related income tax effect, and extraordinary items, as well as the Company’s previously reported other assets, long-term debt, additional paid-in capital and accumulated deficit balances. The effects of the restatement are reflected in the Company’s consolidated financial statements and accompanying notes included in the Form 10-K/A for the year ended. See Note 1(u), Note 2 — Restatement of Financial Results and Note 23 — Restated Financial Information to the financial statements included in the Form 10-K/A for the year ended December 31, 2005, which was filed on November 24, 2006.

(2)	Revenues include excise taxes of $161,753, $175,674, $195,342, $192,664 and $151,174, respectively.

(3)	Revenues include excise taxes of $39,686, $37,011, $40,118, $33,432, $79,803 and $70,443, respectively.

(4)	Per share computations include the impact of 5% stock dividends on September 29, 2006, September 29, 2005, September 29, 2004, September 29, 2003, September 27, 2002 and September 28, 2001.

(5)	Revenues in 2002 include $35,199 related to the Medallion acquisition.

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